SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    December 30, 2003

OPINION RESEARCH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-22554	22-3118960
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

600 College Road East, Suite #4100, Princeton, New Jersey	08540
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:    (609) 452-5400

Item 5. Other Events and Regulation FD Disclosure

On December 30, 2003, Opinion Research Corporation (the “Company”) completed a refinancing of its existing senior credit facility with one of the participants in that facility, Heller Financial, Inc., a wholly owned subsidiary of General Electric Capital Corporation. The new senior credit facility, consisting of a $15 million term loan and a $19.5 million revolving credit, matures in March 2005 and carries an interest rate of LIBOR plus 7% on the revolving credit and 9% on the term loan and an origination fee of $1 million. This new facility will permit the payment of interest in the amount of $474,000 currently due to the Company’s subordinated lenders.

The Company intends to refinance this facility with a new long-term senior credit facility in 2004.

The foregoing contains forward-looking statements that involve risks and uncertainties. The words “may,” “could,” “believe,” “expect,” “anticipate,” or “intend” and similar expressions and phrases are intended to identify forward-looking statements. As a result of many factors, including the factors set forth under the caption “Forward-Looking Statements” in the Company’s Form 10-K filed with the Securities and Exchange Commission on March 21, 2003, the Company’s actual results may differ materially from those anticipated in such forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 30, 2003	OPINION RESEARCH CORPORATION By: /s/ Douglas L. Cox Douglas L. Cox Executive Vice President and Chief Financial Officer